                           GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                                         TELEPHONE (617)570-1000
                                                         TELECOPIER(617)523-1231






                                       May 3, 1996


Courier Corporation
165 Jackson Street
Lowell, Massachusetts 01852

      Re:   Courier Corporation
            Registration on Form S-8 of Additional
            Securities Under 1993 Stock Incentive Plan
            ------------------------------------------

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 100,000 additional shares (the "Shares") of Common Stock, par value $1 per share (the "Common Stock"), of Courier Corporation (the "Company") which may be issued pursuant to the Company's 1993 Stock Incentive Plan (the "Plan") following the approval of the Amended and Restated Plan (the "Amendment") by the Board of Directors and the stockholders of the Company.

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan and the Amendment; the Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, as amended, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

                           GOODWIN, PROCTER & HOAR LLP



Courier Corporation
May 3, 1996
Page 2


     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.


                                          Very truly yours,




                                          GOODWIN, PROCTER & HOAR  LLP